Exhibit 10.4

FIRST AMENDMENT

TO

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is entered into this 27th day of February, 2024 (the “Effective Date”), by and between CinPax, LLC (“CinPax”), an Ohio limited liability company, CinRx Pharma, LLC (“CinRx”), an Ohio limited liability company, and vTv Therapeutics Inc., a Delaware corporation (“vTv” and, together with CinPax and CinRx, the “Parties”), a Delaware corporation.

WHEREAS, the Parties previously entered into a Common Stock and Warrant Purchase Agreement on July 22, 2022 (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the parties agree as follows:

1.	Amendments. The following sections of the Agreement are amended as indicated below.

a.	Section 1.1. The definition of “Rights Agreements” in Section 1.1 is amended and restated in its entirety as follows:

“Rights Agreements” means, together, (i) the Registration Rights Agreement, dated as of November 24, 2020, by and between the Company and Lincoln Park Capital Fund, LLC, (ii) the Investor Rights Agreement, dated as of July 29, 2015, by and among the Company, M&F TTP Holdings Two LLC, as successor in interest to vTv Therapeutics Holdings LLC and other stockholders party thereto, (iii) the Common Stock Purchase Agreement, dated as of May 31, 2022, by and among the Company, G42 Investments AI Holding RSC Ltd and Group 42 Holding Limited and (iv) the Registration Rights Agreement, dated February 27, 2024, by and among the Company and the investors party thereto.

b.	Section 5.3. Section 5.3 is amended and restated in its entirety as follows:

5.3 [Reserved].

c.	Section 5.4. Section 5.4 is amended and restated in its entirety as follows:

5.4 [Reserved].

d.	Section 5.5. Section 5.5 is amended and restated in its entirety as follows:

5.5 Board Observer. For the two year period beginning on February 27, 2024 (the “Initial Board Observer Period”), the Purchaser will have the right to designate Jonathan Isaacsohn as a representative (the “Board Observer”) to act as a non-voting observer of meetings of the Board of Directors with the right to receive notice of and attend or otherwise participate in all meetings of the Board of Directors and to receive all information furnished to the Company’s directors at the same time as it is so furnished; provided that the Board of Directors may exclude the Board Observer from such portions of any meeting where the Board of Directors reasonably determines that such exclusion is necessary to preserve attorney-client privilege or to avoid a conflict of interest. The Purchaser, in consideration of its attendance and participation at such meetings, hereby agrees to cause the Board Observer to be bound by and comply with the Company’s confidentiality, trading windows and black-out policies applicable to insiders and others receiving the Company’s confidential and proprietary information (provided that no such policies shall restrict the Board Observer from making disclosures of information to the Purchaser and its Affiliates, it being understood that any information so disclosed will be subject to Section 5.1). After the expiration of the Initial Board Observer Period, the Board of Directors will have the right to approve the continuation of Dr. Isaccsohn acting as a Board Observer or to terminate the Board Observer rights granted pursuant to this Section 5.5.

e.	Section 6.2. Section 6.2 is amended and restated in its entirety and follows:

6.2 Notices. All notices, requests, consents and other communications under this Agreement to any party must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) transmitted via email (including via attached .pdf document) to the email address set out below or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or email of the individual (by name or title) designated below (or to such other address, email or individual as a party may designate by notice to the other parties):

If to the Company:

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (917) 635-0706

Attention: Steven Tuch

Email: stuch@vtvtherapeutics.com

with a copy (which will not constitute notice) to:

Dechert LLP

3 Bryant Park

1095 Avenue of the Americas

New York, NY 10036-6797

Telephone: (202) 698-3616

Attention: David S. Rosenthal

Email: david.rosenthal@dechert.com

If to the Purchaser:

CinPax, LLC

Attn: General Counsel

5375 Medpace Way

Cincinnati, Ohio 45227

Email: s.ewald@medpace.com

With a copy (which will not constitute notice) to:

Thompson Hine LLP

312 Walnut Street, Suite 2000

Cincinnati, Ohio 45202-4024

Email: Louis.Solimine@thompsonhine.com

Naveen.Pogula@thompsonhine.com

Attention: Louis Solimine

Naveen Pogula

If to HoldCo:

CinRx Pharma, LLC

Attn: General Counsel

5375 Medpace Way

Cincinnati, Ohio 45227

Email: s.ewald@medpace.com

2.	Defined Terms. Unless otherwise defined herein, all of the capitalized terms used in this amendment shall have the respective meanings ascribed to them in the Agreement.

3.	Effect. Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

4.	Governing Law. This Amendment shall be governed by and interpreted in accordance with the internal laws of Delaware, without regards to its conflicts of laws rules.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

CINPAX, LLC

By:	/s/ Jon Isaacsohn
Name: Jon Isaacsohn
Title: Officer

CINRX PHARMA, LLC

By:	/s/ Jon Isaacsohn
Name: Jon Isaacsohn
Title: Officer

[Signature Page to First Amendment to Common Stock and Warrant Purchase Agreement]

VTV THERAPEUTICS INC.

By:	/s/ Paul Sekhri
Name: Paul Sekhri
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Common Stock and Warrant Purchase Agreement]